Exhibit 99.1
FOR IMMEDIATE RELEASE

ADAMS RESOURCES & ENERGY, INC. ANNOUNCES
SECOND QUARTER 2023 RESULTS AND DECLARES QUARTERLY DIVIDEND

Houston, Texas (Wednesday, August 9, 2023) -- Adams Resources & Energy, Inc. (NYSE AMERICAN: AE) (“Adams” or the “Company”), a company engaged in marketing, transportation, logistics and repurposing of crude oil, refined products and dry bulk materials, today announced operational and financial results for the quarter ended June 30, 2023. The Company also declared a quarterly cash dividend of $0.24 per common share.

Q2 2023 Financial Summary

•Total revenue of $624.8 million, versus $992.1 million for the second quarter of 2022.

•Net earnings of $0.8 million, or $0.32 per diluted common share, compared to a net loss of $2.0 million, or a loss of $0.79 per common share for the first quarter of 2023 and net earnings of $2.5 million, or $0.56 per diluted common share for the second quarter of 2022.

•Net cash used in operating activities of $27.3 million for the second quarter of 2023, a decrease of $2.7 million in net cash used in operating activities from the prior-year quarter. This decrease was primarily driven by the timing of payments and receipts from crude oil customers and changes in inventory due to fluctuations in crude oil pricing and barrels held.

•Adjusted cash flow of $7.1 million for the second quarter of 2023, compared to $4.7 million for the first quarter of 2023 and $9.0 million in the prior-year.

•Cash and cash equivalents were $9.0 million as of June 30, 2023, versus $20.5 million at December 31, 2022, primarily due to the timing of receipts and early payments from crude oil customers.

•Liquidity of $48.6 million at June 30, 2023.

•Paid dividends totaling $0.24 per share during the second quarter of 2023. The Company has consistently paid a dividend since 1994.

Adjusted cash flow is a non-generally accepted accounting principle (“non-GAAP”) financial measure that is defined and reconciled, along with the non-GAAP financial measures adjusted net (losses) earnings and adjusted net (losses) earnings per diluted common share, in the financial tables later in this release.

Additional Operational Highlights

•Adams’ crude oil marketing subsidiary, GulfMark Energy, Inc. (“GulfMark”), marketed 92,152 barrels per day (“bpd”) of crude oil during the second quarter of 2023, compared to 94,876 bpd during the second quarter of 2022 and 94,030 bpd during the first quarter of 2023.

•The collective fleet of Service Transport Company (“Service Transport”), Adams’ liquid chemicals, pressurized gases, asphalt and dry bulk transportation subsidiary, traveled 6.30 million miles during the second quarter of 2023, versus 6.86 million miles during the second quarter of 2022 and 6.55 million miles during the first quarter of 2023.

•Adams’ crude oil pipeline and storage segment, which includes the Victoria Express Pipeline System (“VEX Pipeline System”), throughput was 8,560 bpd for the second quarter of 2023, compared to 13,281 bpd for the second quarter of 2022 and 10,088 bpd for the first quarter of 2023, and terminalling volumes were 10,785 bpd for the second quarter of 2023, compared to 13,704 bpd in the second quarter of 2022, and 10,395 bpd for the first quarter of 2023.

•The logistics and repurposing segment, which includes the Firebird Bulk Carriers, Inc. (“Firebird”) and Phoenix Oil, Inc. (“Phoenix”) businesses acquired in August 2022, had a positive impact on quarterly cash flow.

•Remained solidly positioned with 369,738 barrels of crude oil inventory at June 30, 2023, compared to 328,562 barrels at December 31, 2022.

“Our second quarter performance contains multiple bright spots in a challenging environment, including our crude oil marketing segment posting a sequential increase in operating income despite a number of headwinds,” said Kevin J. Roycraft, Chief Executive Officer of Adams. “Adjusted cash flows also improved sequentially as each segment contributed positively, and we returned to positive net earnings for the quarter.”

Capital Investments and Dividends

During the second quarter of 2023, the Company had capital expenditures of $4.0 million primarily for the previously announced purchase of land for the Dayton project, construction of the pipeline connection, three tractors, one trailer and other field equipment. In addition, Adams paid dividends of $0.6 million, or $0.24 per common share.

As part of Adams’ on-going capital allocation strategy, the Board of Directors declared a quarterly cash dividend for the second quarter of 2023 of $0.24 per common share, payable on September 22, 2023, to shareholders of record as of September 8, 2023.

Outlook

“We believe the challenges facing our GulfMark and Service Transport segments have reached their lowest point, and we expect a more gradual recovery across our business over the remainder of the year and into 2024,” Mr. Roycraft continued.

“Our Company remains in a very strong financial position to withstand the continued macroeconomic challenges facing our industries and is poised to deliver meaningful performance when our key markets begin to improve. This plus our continued commitment to our dividend should deliver long-term value to our shareholders,” Mr. Roycraft concluded.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of adjusted cash flow, adjusted net earnings (losses) and adjusted earnings (losses) per common share. The accompanying schedules provide definitions of these non-GAAP financial measures and reconciliations to their most directly comparable financial measures calculated and presented in accordance with GAAP. Company management believes these measures are useful indicators of the financial performance of our business and uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against peer companies. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flow provided by operating activities, earnings per share or any other measure of financial performance calculated and presented in accordance with GAAP. Adams’ non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as Adams does.

Conference Call

The Company will host a conference call to discuss its second quarter results on Thursday, August 10, 2023 at 9:00 a.m. ET (8:00 a.m. CT). To participate in the live conference call, dial 1-877-344-7529 (Toll-Free) within the U.S., or 1-412-317-0088 (Toll-Required) outside the U.S., or log into the webcast, available on Adams’ investor relations website at adamsresources.com/investor-relations. A replay will also be available on the Company’s website or by dialing 1-877-317-6789 (Toll-Free) within the U.S., or 1-412-317-6789 (Toll-Required) outside the U.S. and entering code 6520493.

About Adams Resources & Energy, Inc.

Adams Resources & Energy, Inc. is engaged in crude oil marketing, transportation, terminalling and storage, tank truck transportation of liquid chemicals and dry bulk, interstate bulk transportation logistics of crude oil, condensate, fuels, oils and other petroleum products and recycling and repurposing of off-specification fuels, lubricants, crude oil and other chemicals through its subsidiaries, GulfMark Energy, Inc., Service Transport Company, Victoria Express Pipeline, LLC, GulfMark Terminals, LLC, Firebird Bulk Carriers, Inc. and Phoenix Oil, Inc. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, capital deployment plans and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, and any other risk factors included in Adams’ reports filed with the Securities and Exchange Commission. However, there can be no assurance that such expectation or belief will result or be achieved. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact

Tracy E. Ohmart
EVP, Chief Financial Officer
tohmart@adamsresources.com
(713) 881-3609

Investor Relations Contact

John Beisler or Steven Hooser
Three Part Advisors
(817) 310-8776

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Marketing	$585,272	$962,516	$1,193,748	$1,710,071
Transportation	24,452	29,534	50,897	56,224
Pipeline and storage	249	—	249	—
Logistics and repurposing	14,793	—	30,034	—
Total revenues	624,766	992,050	1,274,928	1,766,295

Costs and expenses:
Marketing	579,753	955,511	1,184,247	1,691,158
Transportation	20,260	23,674	42,673	44,539
Pipeline and storage	753	606	1,691	1,160
Logistics and repurposing	13,202	—	26,327	—
General and administrative	1,715	4,211	6,487	8,229
Depreciation and amortization	7,303	5,088	14,353	10,101
Total costs and expenses	622,986	989,090	1,275,778	1,755,187

Operating earnings (losses)	1,780	2,960	(850)	11,108

Other income (expense):
Interest and other income	570	303	774	327
Interest expense	(802)	(136)	(1,498)	(250)
Total other (expense) income, net	(232)	167	(724)	77

Earnings (Losses) before income taxes	1,548	3,127	(1,574)	11,185
Income tax (provision) benefit	(721)	(651)	402	(2,619)

Net earnings (losses)	$827	$2,476	$(1,172)	$8,566

Earnings (Losses) per share:
Basic net earnings (losses) per common share	$0.33	$0.57	$(0.46)	$1.96
Diluted net earnings (losses) per common share	$0.32	$0.56	$(0.46)	$1.95

Dividends per common share	$0.24	$0.24	$0.48	$0.48

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$8,974	$20,532
Restricted cash	8,784	10,535
Accounts receivable, net of allowance for doubtful accounts	158,433	189,039
Inventory	26,523	26,919
Income tax receivable	469	—
Prepayments and other current assets	2,608	3,118
Total current assets	205,791	250,143

Property and equipment, net	111,834	106,425
Operating lease right-of-use assets, net	6,783	7,720
Intangible assets, net	8,837	9,745
Goodwill	6,673	6,428
Other assets	3,564	3,698
Total assets	$343,482	$384,159

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$162,787	$204,391
Accounts payable – related party	—	31
Derivative liabilities	30	330
Current portion of finance lease obligations	6,444	4,382
Current portion of operating lease liabilities	2,802	2,712
Current portion of long-term debt	2,500	—
Other current liabilities	14,011	19,214
Total current liabilities	188,574	231,060
Other long-term liabilities:
Long-term debt	20,625	24,375
Asset retirement obligations	2,650	2,459
Finance lease obligations	20,693	12,085
Operating lease liabilities	3,986	5,007
Deferred taxes and other liabilities	15,233	15,996
Total liabilities	251,761	290,982

Commitments and contingencies

Shareholders’ equity	91,721	93,177
Total liabilities and shareholders’ equity	$343,482	$384,159

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Operating activities:
Net earnings (losses)	$827	$2,476	$(1,172)	$8,566
Adjustments to reconcile net earnings (losses) to net cash
used in operating activities:
Depreciation and amortization	7,303	5,088	14,353	10,101
Gains on sales of property	(735)	(447)	(766)	(938)
Provision for doubtful accounts	(7)	(3)	(10)	(8)
Stock-based compensation expense	372	263	655	458
Change in contingent consideration liability	(2,566)	—	(2,566)	—
Deferred income taxes	654	(893)	(770)	(332)
Net change in fair value contracts	187	(610)	(300)	(630)
Changes in assets and liabilities:
Accounts receivable	(300)	(55,177)	30,616	(129,837)
Accounts receivable/payable, affiliates	—	(48)	(31)	—
Inventories	(4,248)	(18,899)	396	(42,339)
Income tax receivable	(469)	5,140	(469)	6,424
Prepayments and other current assets	420	(302)	510	382
Accounts payable	(28,953)	29,933	(41,606)	121,144
Accrued liabilities	(50)	3,389	(2,564)	2,614
Other	250	39	116	217
Net cash used in operating activities	(27,315)	(30,051)	(3,608)	(24,178)

Investing activities:
Property and equipment additions	(4,008)	(1,089)	(5,908)	(4,783)
Proceeds from property sales	1,003	518	1,444	1,374
Net cash used in investing activities	(3,005)	(571)	(4,464)	(3,409)

Financing activities:
Borrowings under Credit Agreement	20,000	30,000	38,000	30,000
Repayments under Credit Agreement	(20,625)	(30,000)	(39,250)	(30,000)
Principal repayments of finance lease obligations	(1,671)	(1,167)	(3,247)	(2,306)
Net proceeds from sale of equity	—	283	549	283
Dividends paid on common stock	(608)	(1,058)	(1,289)	(2,126)
Net cash used in financing activities	(2,904)	(1,942)	(5,237)	(4,149)

Decrease in cash and cash equivalents, including restricted cash	(33,224)	(32,564)	(13,309)	(31,736)
Cash and cash equivalents, including restricted cash, at beginning of period	50,982	108,145	31,067	107,317
Cash and cash equivalents, including restricted cash, at end of period	$17,758	$75,581	$17,758	$75,581

ADAMS RESOURCES & ENERGY, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Reconciliation of Adjusted Cash Flow to
Net Earnings (Losses):
Net earnings (losses)	$827	$2,476	$(1,172)	$8,566
Add (subtract):
Income tax provision (benefit)	721	651	(402)	2,619
Depreciation and amortization	7,303	5,088	14,353	10,101
Gains on sales of property	(735)	(447)	(766)	(938)
Stock-based compensation expense	372	263	655	458
Change in contingent consideration liability	(2,566)	—	(2,566)	—
Inventory liquidation gains	—	—	—	(7,184)
Inventory valuation losses	951	1,533	1,968	—
Net change in fair value contracts	187	(610)	(300)	(630)
Adjusted cash flow	$7,060	$8,954	$11,770	$12,992

Adjusted net earnings (losses) and earnings
(losses) per common share (Non-GAAP):
Net earnings (losses)	$827	$2,476	$(1,172)	$8,566
Add (subtract):
Gains on sales of property	(735)	(447)	(766)	(938)
Stock-based compensation expense	372	263	655	458
Change in contingent consideration liability	(2,566)	—	(2,566)	—
Net change in fair value contracts	187	(610)	(300)	(630)
Inventory liquidation gains	—	—	—	(7,184)
Inventory valuation losses	951	1,533	1,968	—
Tax effect of adjustments to earnings (losses)	376	(155)	212	1,742
Adjusted net (losses) earnings	$(588)	$3,060	$(1,969)	$2,014

Adjusted (losses) earnings per common share	$(0.23)	$0.69	$(0.78)	$0.46

Reconciliation of Adjusted Cash Flow to Net Cash
Used in Operating Activities:
Net cash used in operating activities	$(27,315)	$(30,051)	$(3,608)	$(24,178)
Add (subtract):
Income tax provision (benefit)	721	651	(402)	2,619
Deferred income taxes	(654)	893	770	332
Provision for doubtful accounts	7	3	10	8
Inventory liquidation gains	—	—	—	(7,184)
Inventory valuation losses	951	1,533	1,968	—
Changes in assets and liabilities	33,350	35,925	13,032	41,395
Adjusted cash flow	$7,060	$8,954	$11,770	$12,992

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